Exhibit 3.163

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

CERTIFICATE OF LIMITED PARTNERSHIP

This certificate of limited partnership is presented for filing pursuant to § 50-73.11 of the Code of Virginia.

1.	The name of the limited partnership is HSS Virginia, L.P.. name must contain the words “limited partnership” or “a limited partnership” or the abbreviation “L.P.” and otherwise satisfy the requirements of § 50-73.2 of the Code of Virginia

OR

if also applying for registered limited liability partnership status pursuant to § 50-73.132 of the Code of Virginia, the name must contain the words “Registered Limited Liability Limited Partnership” or “Limited Liability Limited Partnership” or the abbreviation “R.L.L.L.P.” or “L.L.L.P.” or the designation “RLLLP” or “LLLP” and must otherwise comply with the requirements of § 50-73.78 A 2 of the Code of Virginia.

2.	The post office address of the specified office where the records shall be maintained pursuant to § 50 -73.8 of the Code of Virginia is

One Park Plaza
(number/street)

Nashville	Tennessee	3720.
(city or town)	(state)	(zip)

3.	A. The registered agent’s name is Beverley L. Crump. Esq..

B.	The registered agent is (mark appropriate box)

(1)	an INDIVIDUAL who is a resident of Virginia and

☐	a general partner of the limited partnership

☐	an officer or director of a corporate general partner of the limited partnership

☐	a general partner of a general partner of the limited partnership

☐	a member/manager of a limited liability company general partner of the limited partnership

☐	a trustee of a trust that is a general partner of the limited partnership

☒	a member of the Virginia State Bar

OR

(2) ☐	a professional corporation, professional limited liability company or registered limited liability partnership registered with the Virginia State Bar under § 54.1-3902 of the Code of Virginia.

4.	The business address in Virginia of the registered agent is

11 South 12th Street
(number/street)

Richmond	VA 23219,
(city or town)	(zip)

located in the ☒ city or ☐ county of Richmond.

5.	The name and business address of each general partner is

Name	Address
HSS Holdco, LLC	One Park Plaza
Nashville, TN 37203

HSS Systems VA, LLC	One Park Plaza
Nashville, TN 37203

Check if applicable:

☐ The general partner(s)____________________________________ is (are) serving, without more, as a general partner of, or as a partner in a partnership which is a general partner of, a domestic or foreign limited partnership which does not otherwise transact business in this Commonwealth pursuant to § 50-73.61 and/or § 13.1-757 of the Code of Virginia.

6.	The latest date upon which the limited partnership is to be dissolved and its affairs wound up is December 31, 2051.

7.	Signature(s) of general partner(s):

(signature)	HSS Holdco, LLC (printed name)	January 2, 2001 (date)

(signature)	By: A. Bruce Moore, Manager (printed name)	_____________ (date)

(signature)	HSS Systems VA, LLC (printed name)	January 2, 2001 (date)

(signature)	By: R. Milton Johnson, Manager (printed name)	_____________ (date)

INSTRUCTIONS

This certificate must be signed by all of the general partners. Any person may sign a certificate by an attorney-in-fact. As provided in § 50-73. 15 C of the Code of Virginia, the execution of this certificate by a general partner constitutes an affirmation under the penalties of perjury that the facts stated herein are true.

Submit the original to the Clerk of the State Corporation Commission, P.O. Box 1197, Richmond, Virginia 23218-1197, or 1300 E. Main Street, 1st Floor, Tyler Building, Richmond, Virginia 23219, along with a filing fee check for $100.00 payable to the State Corporation Commission, PLEASE DO NOT SEND CASH. If you have any questions, call (804) 371-8733.

§ 50-73. 17 of the Code of Virginia requires that a certificate be in the English language, typewritten or printed in black, legible and reproducible.

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